Exhibit 5.1

July 2, 2014

Good Times Restaurants Inc.
601 Corporate Circle
Golden, Colorado 80401

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Good Times Restaurants Inc., a Nevada corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the resale from time to time by certain selling stockholders of shares of the Company’s common stock, par value $0.001 per share (the “Shares”) under the Registration Statement pursuant to Rule 415 promulgated under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In our examination, we have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof.   For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such persons.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.